SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2003

VCampus Corporation

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-21421	54-1290319
(Commission file Number)	(IRS Employer ID Number)

1850 Centennial Park Drive, Suite 200, Reston, VA 20191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(703) 893-7800

N/A
(Former name or former address, if changed since last report)

Item 4.  Changes in Registrant’s Certifying Accountant

This Form 8-K/A (Amendment No. 1) amends the Company’s current report on Form 8-K filed on September 23, 2003.  In that report, the Company announced that on September 16, 2003, Ernst & Young LLP (“E&Y”), the Company’s independent auditor, notified the Company that E&Y intended to resign as the Company’s independent auditor following completion of its review of the third quarter financial statements and the Company’s filing of same with the SEC on or about November 14, 2003.  E&Y determined, based solely on its own business reasons, that it was no longer in the best interest of E&Y or the Company for E&Y to continue to serve as the Company’s independent auditor beyond that date.  Now that E&Y’s review of the third quarter financials is complete and the Company has filed its quarterly report for the period ended September 30, 2003, E&Y’s engagement as the Company’s independent auditor has been terminated effective upon its resignation on November 20, 2003.

The decision to change independent auditors was not recommended by the Company’s Audit Committee, but in response to the notification, the Audit Committee did approve the change and authorized the initiation of a search for a new independent auditor.  After a thorough search and interview process, Audit Committee selected and engaged the firm of Reznick Fedder and Silverman to serve as the Company’s new independent auditor, effective on November 21, 2003.  The Company did not, during its two most recent fiscal years or any subsequent interim period prior to the new engagement, consult its newly-appointed auditor regarding:  (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

The reports of E&Y on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2001 and 2002 contained no adverse opinion or disclaimer of opinion, nor were the reports modified or qualified as to uncertainty, audit scope or accounting principles.

In connection with E&Y’s audits for the fiscal years ended December 31, 2001 and December 31, 2002, and during the subsequent interim period preceding its resignation, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if they had occurred and not been resolved to the satisfaction of E&Y, would have caused E&Y to make reference to such disagreements in its reports on the consolidated financial statements for those years.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s fiscal years ended December 31, 2002 and 2001, or the subsequent interim period preceding E&Y’s resignation.

As required by Item 304(a)(3) of Regulation S-K, the Company has provided E&Y with a copy of the foregoing disclosures. E&Y has furnished the Company with a letter addressed to the SEC stating that it agrees with the statements made by the Company in this Item 4, a copy of which is attached hereto as an exhibit.

Item 7.  Financial Statements and Exhibits.

(c)           Exhibits

16.1                           Letter from Ernst & Young LLP to the Securities and Exchange Commission dated November 20, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCAMPUS CORPORATION

Date: November 20, 2003	/s/ Christopher L. Nelson
Christopher L. Nelson
Chief Financial Officer